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                                                                      EXHIBIT 3

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                               ARAMARK CORPORATION

                  (Originally Incorporated on September 7, 1984
                     under the name "ARA Acquiring Company")


         FIRST:  The name of the Corporation is ARAMARK CORPORATION.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 185,000,000 shares, consisting of (i) 10,000,000 shares of Series Preferred Stock, $1.00 par value per share (the "Series Preferred Stock"), and (ii) 25,000,000 shares of Common Stock, Class A, $.01 par value per share (the "Class A Common Stock"), and (iii) 150,000,000 shares of Common Stock, Class B, $.01 par value per share (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are referred to collectively as the "Common Stock".

         The Board of Directors shall have the full authority permitted by law to fix full or limited, or no voting power, and such other designations, powers, preferences, and relative, participating, optional, special or other rights (including, as examples and not as a limitation, multiple voting powers and conversion rights), and qualifications, limitations or restrictions of any series of the class of Series Preferred Stock that may be desired.

         4A. Common Stock

         A statement of the designations, powers, preferences, and rights of the Common Stock, and the qualifications, limitations and restrictions in respect thereof, is as follows:

             1. Classes.

             The Common Stock shall be divided into two classes, the Class A Common Stock and the Class B Common Stock. The Common Stock shall be issuable only in whole shares. The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations and restrictions thereon, shall be in all respects identical, except as otherwise provided in this Part 4A.
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             2. Dividends.

             Subject to any provision in this Article FOURTH with respect to any stock of the Corporation to the contrary, out of the assets of the Corporation which are by law available for the payment of dividends, dividends and other distributions may be, but shall not be required to be, declared and paid upon shares of Common Stock, and the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive the same dividends and other distributions, ratably with the holder of one share of Class A Common Stock entitled to receive ten times what the holder of one share of Class B Common Stock is entitled to receive; provided, however, that in the case of dividends or other distributions payable in Common Stock, only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock and only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, and any such distribution shall be made ratably, with the holder of one share of Class A Common Stock entitled to receive the same number of shares of Class A Common Stock as the number of shares of Class B Common Stock the holder of one share of Class B Common Stock shall be entitled to receive; and provided further, that the Board of Directors, may declare and pay dividends and other distributions with respect to the Class A Common Stock without declaring or paying any dividend or other distribution with respect to the Class B Common Stock.

             3. Voting Rights.

                (a) Subject to the special voting rights of the holders of any other stock of the Corporation, the Common Stock (and any other stock of the Corporation which may be entitled to vote with the holders of Common Stock), voting as a single class except where the Class A Common Stock and the Class B Common Stock (and such other stock) are required by law to vote as separate classes, shall possess all of the voting power of the Corporation with respect to the election of directors and for all other purposes.

                (b) Each share of Common Stock, whether Class A Common Stock or Class B Common Stock, shall be entitled to one vote on all matters submitted to a vote of the Corporation's stockholders.

             4. Liquidation.

             Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after provision for the payment of creditors and after provision shall be made for holders of all shares of stock of the Corporation having a preference upon liquidation, dissolution or winding up, the remaining assets of the Corporation shall be distributed among the holders of Common Stock, ratably, with the holder of one share of Class A Common Stock entitled to receive ten times what the holder of one share of Class B Common Stock is entitled to receive, and, to the extent provided in this Article FOURTH, the holders of any other stock of the Corporation which may be entitled to share in such distribution.

             5. Conversion of Class B Common Stock.

                      RESTATED CERTIFICATE OF INCORPORATION

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                (a) Each share of Class B Common Stock may at any time, but only with the prior approval of the Board of Directors, be converted at the election of the holder thereof into one-tenth of a fully paid and nonassessable share of Class A Common Stock. Subject to the terms of any such approval, the holder of shares of Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Class B Common Stock to be converted to the agent for the registration of transfer of shares of Class B Common Stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or the holder's duly authorized attorney.

                (b) If a holder of Class B Common Stock ceases to be either a director or full-time employee of the Corporation or any of its Subsidiaries (a "Management Investor") or a Permitted Transferee of a person who is then a Management Investor, then each share of Class B Common Stock held by such holder shall thereupon be converted into one-tenth of a share of Class A Common Stock effective immediately. No share of Class B Common Stock may be issued other than to a Management Investor or a person who would be a Permitted Transferee of a Management Investor, and any such share issued to any other person shall ipso facto be converted into one-tenth of a share of Class A Common Stock effective at the time of the purported issuance.

                (c) At any time when the Board of Directors authorizes and directs the conversion of all the Class B Common Stock into Class A Common Stock, then, at the time designated by the Board for the occurrence of such event, each outstanding share of Class B Common Stock shall be converted into one-tenth of a share of Class A Common Stock and no further shares of Class B Common Stock may be issued thereafter.

                (d) In the event of any such conversion pursuant to paragraph
(a), (b) or (c), the certificate or certificates representing shares of Class B Common Stock held by such holder shall thereupon and thereafter be deemed to represent the number of whole shares of Class A Common Stock issuable upon such conversion and the right to receive cash in lieu of fractional shares pursuant to paragraph (f) hereof. Upon the surrender of any such certificate to the agent for the registration of transfer of shares of Class B Common Stock at its office, or to the Corporation at its principal executive offices, such certificate shall be cancelled and a certificate for the number of whole shares of Class A Common Stock to which he shall be entitled, together with a cash adjustment for any fraction of a share if not evenly convertible pursuant to paragraph (f) hereof, shall be issued and delivered to the holder thereof as hereinafter provided.

                (e) The issuance of a certificate for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting issuance thereof shall pay to the transfer agent or to the


                      RESTATED CERTIFICATE OF INCORPORATION
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Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock and the payment of any tax as herein before provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of whole shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct together with a cash adjustment for any fraction of a share as provided pursuant to paragraph (f) hereof, if not evenly convertible. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open) or, in the case of a conversion under paragraph (b) or (c) of this Section, immediately upon the event giving rise to the conversion, and all rights of such holder arising from ownership of shares of Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate representing shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of any past dividends and other distributions shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if any share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable to holders of Class B Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as may be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that the Corporation may deliver shares of Class A Common Stock held in the treasury of the Corporation.

                (f) No fractions of shares of Class A Common Stock are to be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash, a sum equal to the number of shares of Class B Common Stock not evenly convertible multiplied by the per share fair market value of the Class B Common Stock, as determined by an Appraiser according to the most recent existing appraisal; provided, however, that such appraisal shall be as of a date not more than six months prior to its use hereunder.

         4B. Series C Stock

         A statement of the powers, designations, preferences, rights, qualifications, limitations and restrictions of 40,000 shares of Series Preferred Stock is as follows:

             1. Designation. There shall be a series of Series Preferred Stock which shall consist of 40,000 shares and shall be designated as Adjustable
Rate Callable Nontransferable Series C Preferred Stock (the "Series C Stock"). The number of authorized shares of Series C Stock may be increased by resolution of the Board of Directors.


                      RESTATED CERTIFICATE OF INCORPORATION
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             2. Rank.

                (a) Rank of Series C Stock. To the extent and in the manner provided in this Part 4B, the Series C Stock shall, with respect to dividend rights and rights on liquidation, rank (i) junior to or on parity with, as the case may be, any other stock of the Corporation, the terms of which shall specifically provide that such stock shall rank senior to, or on parity with, as the case may be, the Series C Stock with respect to dividend rights or rights on liquidation or both, and (ii) senior to any other stock of the Corporation.

                (b) Certain Definitions. The following terms as used in this
Part 4B, shall be deemed to have the meanings set forth in this section.

                    (i) The term "Participating Stock" shall mean the Class A Common Stock and the Class B Common Stock and any other stock of the Corporation of any class which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage.

                    (ii) The term "Parity Stock" with respect to Series C Stock shall mean the Series C Stock and all other stock of the Corporation ranking equally therewith as to the payment of dividends or the distribution of assets upon liquidation. The term "Dividend Parity Stock" with respect to Series C Stock shall mean the Series C Stock and all other stock of the Corporation ranking equally therewith as to the payment of dividends. The term "Liquidation Parity Stock" with respect to Series C Stock shall mean the Series C Stock and all other stock of the Corporation ranking equally therewith as to distribution of assets upon liquidation.

                    (iii) The term "Junior Stock" with respect to Series C Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to the payment of dividends and the distribution of assets upon liquidation. The term "Dividend Junior Stock" with respect to Series C Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to the payment of dividends. The term "Liquidation Junior Stock" with respect to Series C Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to distribution of assets upon liquidation.

                    (iv) The term "Senior Stock" with respect to Series C Stock shall mean all stock of the Corporation ranking senior thereto as to the payment of dividends or distribution of assets upon liquidation.

             3. Dividends.

                (a) Cumulative Dividends. The holders of record of Series C Stock shall be entitled to receive, as and if declared by the Board of Directors, cumulative cash dividends thereon at the per annum rate per share equal to the Established Dividend Rate (as defined in paragraph (c)), and no more, but only out of funds legally available for the payment of such


                      RESTATED CERTIFICATE OF INCORPORATION
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distributions under the General Corporation Law of the State of Delaware.
Dividends on the Series C Stock shall be payable semi-annually on June 15 and December 15 in each year. Dividends shall accrue from the date of original issuance. Accumulations of dividends shall not bear interest.

                (b) Limitations Upon Dividend Arrearage. Unless full cumulative dividends upon the Series C Stock have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on Dividend Junior Stock and no amount shall be set aside for or applied to the redemption, purchase or other acquisition of (i) any Dividend Junior Stock or Liquidation Junior Stock other than by exchange therefor of Junior Stock or out of the proceeds of a substantially concurrent sale of shares of Junior Stock or (ii) any Parity Stock except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of Parity Stock which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the opinion of the Board of Directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares. In the event that stated dividends on all Dividend Parity Stock (including, by way of example and not as a limitation, full cumulative dividends on the Series C Stock) are not paid in full, all shares of Dividend Parity Stock shall participate ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full.

                (c) The "Established Dividend Rate" shall initially be $60.00, and shall be reset as provided in this paragraph. On each December 16, beginning December 16, 1993 and continuing so long as any shares of Series C Stock shall be outstanding, the Established Dividend Rate shall be reset at a rate equal to $1,000 multiplied by 80% of the Prime Rate that shall have been in effect at the close of business on the December 1 next preceding (or if such December 1 shall not have been a business day, the business day next preceding such December 1), rounded up to the nearest $1.00; provided, however, that the Established Dividend Rate shall in no event be less than $60.00 nor greater than $100.00. For purposes of the preceding sentence, the "Prime Rate" shall mean the rate of interest publicly announced from time to time by Chemical Bank at its main office in New York City as its Prime Rate. The Corporation shall file with the duly appointed transfer agent for the Series C Stock a certificate stating the new Established Dividend Rate determined as provided in this paragraph and showing the computation thereof, and will cause a notice stating the new Established Dividend Rate and the computation thereof to be mailed to the holders of shares of Series C Stock.

             4. Liquidation Rights.

                (a) Liquidation Value. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series C Stock shall be entitled to receive from the assets of the Corporation, payment in cash, of $1,000 per share, plus a further amount equal to unpaid cumulative dividends on Series C Stock accrued to the date when such payments shall be made available to the holders thereof, and no more, before any amount shall be paid or set aside for, or any distribution of assets shall be made to the holders of Liquidation Junior Stock. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of all Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of Liquidation Parity Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto if paid in full.


                      RESTATED CERTIFICATE OF INCORPORATION
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                (b) Actions Not Considered Liquidation. None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section: (1) a consolidation or merger of the Corporation with or into any other corporation; (2) a merger of any other corporation into the Corporation; (3) a reorganization of the Corporation; (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation; (5) a sale or transfer of all or any part of the assets of the Corporation; or (6) a share exchange to which the Corporation is a party.

             5. Redemption.

                (a) Optional Redemption. The Series C Stock may be called for redemption and redeemed at the option of the Corporation by resolution of the Board of Directors, in whole at any time or in part at any time or from time to time upon the notice hereinafter provided for in paragraph (c), by the payment therefor of the redemption price per share of $1,000 plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the Board of Directors as the redemption date. In addition, the Corporation may so call for redemption at any time after January 1, 1994 all, but not less than all, of the shares of Series C Stock held by any person, but only if such person is not also a holder of shares of either Class A Common Stock or Class B Common Stock.

                (b) No Mandatory Redemption. There is no mandatory sinking fund for, or other required redemption of, the Series C Stock.

                (c) Manner of Redemption.

                    (i) If less than all of the outstanding shares of Series C Stock shall be called for redemption (and such redemption is not pursuant to the second sentence of paragraph (a)), the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the Board of Directors.

                    (ii) Notice of redemption of any shares of Series C Stock shall be given by the Corporation by first-class mail, not less than 30 nor more than 60 days prior to the date fixed by the Board of Directors of the Corporation for redemption (the "redemption date"), to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. The notice of the redemption shall state: (1) the redemption date; (2) the redemption price; (3) if less than all outstanding shares of Series C Stock of the holder are to be redeemed, the identification of the shares of Series C Stock to be redeemed; (4) that dividends on the shares to be redeemed shall cease to accrue on the redemption date; and (5) the place or places where such shares of Series C Stock to be redeemed are to be surrendered for payment of the redemption price.

                    (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series C Stock so called for redemption shall cease to accrue, and from and after the redemption date or such earlier date as funds shall be set aside for payment of the redemption price (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.


                      RESTATED CERTIFICATE OF INCORPORATION

                    (iv) Shares of Series C Stock redeemed by the Corporation shall be restored to the status of authorized and unissued shares of Series Preferred Stock, undesignated as to series, and, except as otherwise provided by the express terms of the series redeemed or of any other outstanding series, may be reissued by the Corporation as shares of one or more series of Series Preferred Stock other than Series C Stock.

             6. Voting Rights.

                (a) No Voting Rights Generally. Except as expressly provided to the contrary in this resolution or as otherwise required by law, the holders of Series C Stock shall have no right to vote at, or to participate in, any meeting of stockholders of the Corporation, or to receive any notice of such meeting.

                (b) Rights Upon Dividend Arrearage.

                    (i) In the event that dividends upon the Series C Stock shall be in arrears in an amount equal to four full semi-annual dividends thereon, the number of directors constituting the full board shall be increased by two, and the holders of the Series C Stock voting noncumulatively and separately as a single class together with the holders of any other shares of Series Preferred Stock having the right to elect directors as a class under such circumstances, shall be entitled to elect two members of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this section. Such voting rights of the holders of Series C Stock shall continue until all accumulated and unpaid dividends thereon shall have been paid in full, whereupon such special voting rights of the holders of Series C Stock shall cease (and the respective terms of the two additional directors shall thereupon expire and the number of directors constituting the full board shall be decreased by two) subject to being again revived from time to time upon the recurrence of the conditions described in this section as giving rise thereto.

                    (ii) At any time when such right of holders of Series C Stock to elect two additional directors shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 10% of the Series C Stock then outstanding (or 10% of all Series Preferred Stock having the right to vote for such directors in case holders of shares of other series of Series Preferred Stock shall also have the right to elect directors as a class in such circumstances) shall, call a special meeting of holders of such Series C Stock (and other series of Series Preferred Stock, if applicable) for the election of directors. In the case of such a written request, such special meeting shall be held within 60 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation.


                      RESTATED CERTIFICATE OF INCORPORATION

                    (iii) Whenever the number of directors of the Corporation shall have been increased by two as provided in this section, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws of the Corporation and without the vote of the holders of Series C Stock. No such action shall impair the right of the holders of Series C Stock to elect and to be represented by two directors as provided in this section.

                    (iv) The two directors elected as provided in this section shall serve until the next annual meeting of stockholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this section. No such director may be removed without the vote or consent of holders of a majority of the shares of Series C Stock (or holders of a majority of shares of Series Preferred Stock having the right to vote in the election of such director in case holders of shares of other series of Series Preferred Stock shall also have the right to elect such director as a class). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by appointment made by the remaining director elected as provided in this section.

             7. Restrictions on Transfer. The shares of Series C Stock shall not be transferable prior to February 1, 1997 (other than by will or the laws of descent), except that such shares may be transferred to the Corporation pursuant to a redemption or purchase thereof. On and after February 1, 1997, the shares of Series C Stock shall be freely transferable at any time, at the option of the holder.

             8. No Conversion Rights. The holders of shares of Series C Stock shall not have the right to convert such shares into other securities of the Corporation.


         4C. Series D Stock

         A statement of the powers, designations, preferences, rights, qualifications, limitations and restrictions of 20,000 shares of Series Preferred Stock, par value $1.00 per share is as follows:

             1. Designation. There shall be a series of Series Preferred Stock which shall consist of 20,000 shares and shall be designated as Adjustable Rate Callable Nontransferable Series D Preferred Stock (the "Series D Stock"). The number of authorized shares of Series D Stock may be increased by resolution of the Board of Directors.

             2. Rank.

                (a) Rank of Series D Stock. To the extent and in the manner provided in this resolution, the Series D Stock shall, with respect to dividend rights and rights on liquidation, rank (i) on a parity with the Series C Stock with respect to dividend rights and rights on liquidation, (ii) junior to or on parity with, as the case may be, any other stock of the Corporation, the terms of which shall specifically provide that such stock shall rank senior to, or on parity with, as the case may be, the Series D Stock with respect to dividend rights or rights on liquidation or both, and (iii) senior to any other stock of the Corporation.


                      RESTATED CERTIFICATE OF INCORPORATION

                (b) Certain Definitions. The following terms as used in this resolution shall be deemed to have the meanings set forth in this section.

                    (1) The term "Participating Stock" shall mean the Class A Common Stock and the Class B Common Stock and any other stock of the Corporation of any class which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage.

                    (2) The term "Parity Stock" with respect to Series D Stock shall mean the Series C Stock, the Series D Stock and all other stock of the Corporation ranking equally therewith as to the payment of dividends or the distribution of assets upon liquidation. The term "Dividend Parity Stock" with respect to Series D Stock shall mean the Series C Stock, the Series D Stock and all other stock of the Corporation ranking equally therewith as to the payment of dividends. The term "Liquidation Parity Stock" with respect to Series D Stock shall mean the Series C Stock, the Series D Stock and all other stock of the Corporation ranking equally therewith as to distribution of assets upon liquidation.

                    (3) The term "Junior Stock" with respect to Series D Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to the payment of dividends and the distribution of assets upon liquidation. The term "Dividend Junior Stock" with respect to Series D Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to the payment of dividends. The term "Liquidation Junior Stock" with respect to Series D Stock shall mean the Participating Stock and all other stock of the Corporation ranking junior thereto as to distribution of assets upon liquidation.

                    (4) The term "Senior Stock" with respect to Series D Stock shall mean all stock of the Corporation ranking senior thereto as to the payment of dividends or distribution of assets upon liquidation.

             3. Dividends.

                (a) Cumulative Dividends. The holders of record of Series D Stock shall be entitled to receive, as and if declared by the Board of Directors, cumulative cash dividends thereon at the per annum rate per share equal to the Established Dividend Rate (as defined in paragraph (c)), and no more, but only out of funds legally available for the payment of such distributions under the General Corporation Law of the State of Delaware. Dividends on the Series D Stock shall not be payable unless and until declared by the Board of Directors. Dividends shall accrue from the date of original issuance. Accumulations of dividends shall not bear interest.

                (b) Limitations Upon Dividend Arrearage. Unless dividends that have been declared and are payable upon the Series D Stock have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on Dividend Junior Stock and no amount shall be set aside for or applied to the redemption, purchase or other acquisition of (i) any Dividend Junior Stock or Liquidation Junior Stock other than by exchange therefor of Junior Stock or out of the proceeds of a substantially concurrent sale of shares of Junior Stock or (ii) any Parity Stock except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of Parity Stock which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the opinion of the Board of Directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares.


                      RESTATED CERTIFICATE OF INCORPORATION

                (c) The "Established Dividend Rate" shall initially be $25.00, and shall be reset as provided in this paragraph. On each December 16, beginning December 16, 1996 and continuing so long as any shares of Series D Stock shall be outstanding, the Established Dividend Rate shall be reset at a rate equal to $1,000 multiplied by 50% of the One Year Treasury Rate that shall have been in effect at the close of business on the December 1 next preceding (or if such December 1 shall not have been a business day, the business day next preceding such December 1), rounded up to the nearest $1.00; provided, however, that the Established Dividend Rate shall in no event be greater than $50.00. For purposes of the preceding sentence, the "One Year Treasury Rate" shall mean the rate for direct obligations of the United States having a constant maturity of 1-year, as published in H.15(519) under the heading "Treasury Constant Maturities", or, if not so published by such December 16, such rate as determined in good faith by the Corporation, which determination absent manifest error shall be conclusive. The Corporation shall file with the duly appointed transfer agent for the Series D Stock a certificate stating the new Established Dividend Rate determined as provided in this paragraph and showing the computation thereof, and will cause a notice stating the new Established Dividend Rate and the computation thereof to be mailed to the holders of shares of Series D Stock.

             4. Liquidation Rights.

                (a) Liquidation Value. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series D Stock shall be entitled to receive from the assets of the Corporation, payment in cash, of $1,000 per share, plus a further amount equal to unpaid cumulative dividends on Series D Stock accrued to the date when such payments shall be made available to the holders thereof, and no more, before any amount shall be paid or set aside for, or any distribution of assets shall be made to the holders of Liquidation Junior Stock. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of all Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of Liquidation Parity Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto if paid in full.

                (b) Actions Not Considered Liquidation. None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section: (1) a consolidation or merger of the Corporation with or into any other corporation; (2) a merger of any other corporation into the Corporation; (3) a reorganization of the Corporation; (4) the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation; (5) a sale or transfer of all or any part of the assets of the Corporation; or (6) a share exchange to which the Corporation is a party.

             5. Redemption.

                (a) Optional Redemption. The Series D Stock may be called for redemption and redeemed at the option of the Corporation by resolution of the Board of Directors, in whole at any time or in part at any time or from time to time upon the notice hereinafter provided for in paragraph (c), by the payment therefor of the redemption price per share of $1,000 plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the Board of Directors as the redemption date. In addition, the Corporation may so call for redemption at any time all, but not less than all, of the shares of Series D Stock held by any person.

                (b) No Mandatory Redemption. There is no mandatory sinking fund for, or other required redemption of, the Series D Stock.


                      RESTATED CERTIFICATE OF INCORPORATION

                (c) Manner of Redemption.

                    (i) If less than all of the outstanding shares of Series D Stock shall be called for redemption (and such redemption is not pursuant to the second sentence of paragraph (a)), the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the Board of Directors.

                    (ii) Notice of redemption of any shares of Series D Stock shall be given by the Corporation by first-class mail, not less than 10 nor more than 60 days prior to the date fixed by the Board of Directors of the Corporation for redemption (the "redemption date"), to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. The notice of the redemption shall state: (1) the redemption date; (2) the redemption price; (3) if less than all outstanding shares of Series D Stock of the holder are to be redeemed, the identification of the shares of Series D Stock to be redeemed; (4) that dividends on the shares to be redeemed shall cease to accrue on the redemption date; and (5) the place or places where such shares of Series D Stock to be redeemed are to be surrendered for payment of the redemption price.

                    (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series D Stock so called for redemption shall cease to accrue, and from and after the redemption date or such earlier date as funds shall be set aside for payment of the redemption price (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

                    (iv) Shares of Series D Stock redeemed by the Corporation shall be restored to the status of authorized and unissued shares of Series Preferred Stock, undesignated as to series, and, except as otherwise provided by the express terms of any outstanding series, may be reissued by the Corporation as shares of one or more series of Series Preferred Stock.

             6. Voting Rights.

                (a) No Voting Rights Generally. Except as expressly provided to the contrary in this resolution or as otherwise required by law, the holders of Series D Stock shall have no right to vote at, or to participate in, any meeting of stockholders of the Corporation, or to receive any notice of such meeting.

                (b) Rights Upon Dividend Arrearage.


                      RESTATED CERTIFICATE OF INCORPORATION

                    (1) In the event dividends that have been declared and are payable upon the Series D Stock shall be in arrears, the number of directors constituting the full board shall be increased by two, and the holders of the Series D Stock voting noncumulatively and separately as a single class together with the holders of any other shares of Series Preferred Stock having the right to elect directors as a class under circumstances when dividends are in arrears, shall be entitled to elect two members of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this section. Such voting rights of the holders of Series D Stock shall continue until all declared and unpaid dividends thereon shall have been paid in full, whereupon such special voting rights of the holders of Series D Stock shall cease (and the respective terms of the two additional directors shall thereupon expire and the number of directors constituting the full board shall be decreased by two) subject to being again revived from time to time upon the recurrence of the conditions described in this section as giving rise thereto.

                    (2) At any time when such right of holders of Series D Stock to elect two additional directors shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 10% of the Series D Stock then outstanding (or 10% of all Series Preferred Stock having the right to vote for such directors in case holders of shares of other series of Series Preferred Stock shall also have the right to elect directors as a class in circumstances when dividends are in arrears) shall, call a special meeting of holders of such Series D Stock (and other series of Series Preferred Stock, if applicable) for the election of directors. In the case of such a written request, such special meeting shall be held within 60 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation.

                    (3) Whenever the number of directors of the Corporation shall have been increased by two as provided in this section, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws of the Corporation and without the vote of the holders of Series D Stock. No such action shall impair the right of the holders of Series D Stock to elect and to be represented by two directors as provided in this section.

                    (4) The two directors elected as provided in this section shall serve until the next annual meeting of stockholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this section. No such director may be removed without the vote or consent of holders of a majority of the shares of Series D Stock (or holders of a majority of shares of Series Preferred Stock having the right to vote in the election of such director in case holders of shares of other series of Series Preferred Stock shall also have the right to elect such director as a class). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by appointment made by the remaining director elected as provided in this section.

             7. Restrictions on Transfer. The shares of Series D Stock shall not be transferable (other than by will or the laws of descent), except that such shares may be transferred with the consent of the Board of Directors of the Corporation.

             8. No Conversion Rights. The holders of shares of Series D Stock shall not have the right to convert such shares into other securities of the Corporation.


                      RESTATED CERTIFICATE OF INCORPORATION

         FIFTH: Subject to the rights of holders of Series Preferred Stock to elect additional directors under certain circumstances, the Corporation shall be governed in accordance with the following provisions:

         5A. Number of Directors

             The Board of Directors of the Corporation shall consist of not less than nine and not more than 19 members and the Chief Executive Officer of the Corporation shall always be one of the members. The exact number of directors within such minimum and maximum shall be fixed by the Board of Directors.

         5B. Election

             Directors need not be elected by written ballot.

         SIXTH: The following terms shall have the accompanying defined meanings:

             1. "Appraiser" shall mean a firm headquartered in the United States of nationally recognized standing in the business of appraisal or valuation of securities which does not own any stock of the Corporation and which has been selected by the Board of Directors to act as an independent appraiser.

             2. "Permitted Transferee" shall have the meaning as defined in the Stockholders' Agreement.

             3. "Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement dated as of December 14, 1994, by and among the Corporation and the persons named therein as the same may be amended and a copy of which is on file with the Secretary of the Corporation.

             4. "Subsidiary" shall mean any corporation or other entity of which the Corporation shall, directly or indirectly, own 50% or more of the equity, as determined by the Board of Directors and any other corporation or other entity in which the Corporation shall directly or indirectly have an equity investment and which the Board of Directors shall in its sole discretion designate.

         SEVENTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors of the Corporation without the assent or vote of the stockholders.


                      RESTATED CERTIFICATE OF INCORPORATION

         EIGHTH: Each person who was or is made a party or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or representative or in any other capacity while serving as a director, officer or representative shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

         If a claim under this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant unpaid may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claim, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         The rights conferred by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer or representative against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Delaware General Corporation Law.


                      RESTATED CERTIFICATE OF INCORPORATION

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.


         TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed by the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates but does not further amend the Corporation's Certificate of Incorporation, as heretofore amended and restated, having been duly adopted pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware, has been duly executed this 20th day of December, 1995.




                                            ARAMARK CORPORATION


Attest: /s/ Donald S. Morton                By: /s/ Martin W. Spector
       ----------------------------            ----------------------------
            Donald S. Morton                        Martin W. Spector
            Assistant Secretary                     Executive Vice President


                      RESTATED CERTIFICATE OF INCORPORATION